Exhibit 99.1

NEWS RELEASE	Embarq Corporation 5454 West 110th Street Overland Park, KS 66211 embarq.com

Investor Relations Contact:

Trevor Erxleben, 866-591-1964

investorrelations@embarq.com

Media Contact:

Debra Peterson, 913-323-4881

debra.d.peterson@embarq.com

EMBARQ Announces 10 Percent Dividend Increase,

$500 Million Share Repurchase Authorization

Overland Park, Kan. –- Jan. 9, 2008 – EMBARQ (NYSE: EQ) announced today that its Board of Directors has declared a dividend of $0.6875 per share on the company’s common stock. This represents a 10 percent increase from the company’s prior quarterly dividend. The dividend will be payable on March 31, 2008 to stockholders of record at the close of business on March 10, 2008.

EMBARQ also announced that its Board of Directors has authorized the repurchase of common stock for an aggregate purchase price in an amount of up to $500 million. Under the stock repurchase program, the company anticipates purchasing shares either in the open market or through private transactions, depending on market conditions and other factors, in accordance with applicable securities laws. The program will expire on June 30, 2009, unless extended by the Board of Directors. As of Dec. 31, 2007, EMBARQ had 153 million shares outstanding.

“This is our second dividend increase in less than a year, and at yesterday’s closing price, the repurchase authorization represents nearly 7 percent of our outstanding shares,” said Bill Owens, EMBARQ’s Chairman of the Board. “These actions reflect the strength of our business as well as our commitment to returning cash, above prudent levels needed in the business, to shareholders.”

Cautionary Statement

This news release contains “forward-looking statements” within the meaning of the securities laws, including statements relating to EMBARQ’s stock repurchase program. The words “estimate,” “plan,” “project,” “forecast,” “expect,” “intend,” “anticipate,” “believe,” “seek,” “target,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. These statements reflect management’s judgment based on currently available information and involve a number of risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Actual results may differ materially from those in the forward-looking statements. Some factors that could cause actual results to differ include: the market price of our common stock, economic, competitive, regulatory, technological, capital market and other factors, and the risks that are described in the sections entitled “Risk Factors” and “Cautionary Statement

Regarding Forward-Looking Statements” contained in EMBARQ’s Annual Report on Form 10-K, as filed with the Securities and Exchange Commission (SEC) and in EMBARQ’s other filings with the SEC.

Forward-looking statements speak only as of the date they were made, and EMBARQ undertakes no obligation to update or revise any forward-looking statements in light of new information or future events. You should not place undue reliance on any forward-looking statements, which speak only as of the date of this release. EMBARQ is not obligated to publicly update or news release any revisions to these forward-looking statements to reflect any events or circumstances after the date of this news release.

About EMBARQ

Embarq Corporation (NYSE: EQ), headquartered in Overland Park, Kansas, offers a complete suite of common-sense communications services. The company has approximately 18,000 employees and operates in 18 states. EMBARQ is included in the S&P 500.

For consumers, EMBARQ offers an innovative portfolio of services that includes reliable local and long distance home phone service, high-speed Internet, wireless, and satellite TV from DISH Network(R) — all on one monthly bill.

For businesses, EMBARQ has a comprehensive range of flexible and integrated services designed to help businesses of all sizes be more productive and communicate with their customers. This service portfolio includes local voice and data services, long distance, Business-Class High Speed Internet, wireless, enhanced data network services, voice and data communication equipment and managed network services.

EMBARQ believes that by focusing on the communities the company serves and by employing common sense and practical ingenuity, it is able to provide customers with a committed partner, dedicated customer service and innovative products for work and home. For more information, visit embarq.com.

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